                                                                     EXHIBIT 5.1

                                BRL Law Group LLC
                         31 St. James Avenue, Suite 850
                           Boston, Massachusetts 02116

                                                               January 4, 2007

NaviSite, Inc.
400 Minuteman Road
Andover, MA 01810

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on the date hereof, for the registration of an aggregate of 11,400,000 shares of Common Stock, $0.01 par value per share (the "Common Stock"), of NaviSite, Inc., a Delaware corporation (the "Company"), and up to an additional 1,710,000 shares of Common Stock pursuant to an over-allotment option granted to the underwriters, in this offering, consisting of 10,110,000 shares of Common Stock currently held by the selling stockholders named in the Registration Statement (the "Shares") and 3,000,000 shares of Common Stock that are issuable upon the exercise of warrants by SPCP Group, L.L.C. and SPCP Group III LLC (the "Warrant Shares"), all of which will be sold by the selling stockholders named in the Registration Statement. This opinion letter is being furnished at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement.

     We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, and the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware Constitution, the Delaware General Corporation Law statute, reported judicial decisions interpreting Delaware law and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be sold by the selling stockholders have been legally issued and are fully paid and non-assessable and that the Warrant Shares have been duly authorized, and when issued upon the exercise of the warrants in accordance with the terms thereof and payment of the exercise price, the Warrant Shares will be validly issued, fully paid and non-assessable.

     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares and the Warrant Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this Firm's name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,


                                        /s/ BRL LAW GROUP LLC
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                                        BRL LAW GROUP LLC